EXHIBIT 32.1

Certification of Chief Executive Officer Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Snap-on Incorporated (the “Company”) on Form 10-Q for the period ending October 1, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jack D. Michaels as Chief Executive Officer of the Company, hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

    (1)        The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    (2)        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jack D. Michaels
Jack D. Michaels
Chief Executive Officer

October 26, 2005

A signed original of this written statement required by Section 906 has been provided to Snap-on Incorporated and will be retained by Snap-on Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.